Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of our report dated October 27, 2006, relating to the financial statements of Highland Floating Rate Fund, which report and financial statements are incorporated by reference in this Registration Statement from Post-Effective Amendment No. 11 (File No. 333-51466). We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Post-Effective Amendment.
PricewaterhouseCoopers LLP
Dallas, Texas
April 17, 2007